Exhibit 10.23

SUBSCRIPTION AGREEMENT

for

Common Shares, No Par Value

THE COMMON SHARES (“COMMON SHARES”) REFERRED TO HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), AND ARE BEING OFFERED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE OFFERING OF COMMON SHARES HAS NOT BEEN REVIEWED OR APPROVED BY ANY FEDERAL OR STATE REGULATORY AUTHORITIES AND IS NOT REGISTERED UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

A PURCHASER OF THE COMMON SHARES MUST BE PREPARED TO BEAR THE ECONOMIC RISKS OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME BECAUSE THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND ARE RESTRICTED AS TO TRANSFERABILITY.

THIS SUBSCRIPTION AGREEMENT dated June ____, 2010 (the “Agreement”), between Tower Financial Corporation, Inc., a corporation organized under the laws of the State of Indiana (the “Corporation”), and the Investor listed on the signature page hereof the (“Investor”).

RECITALS

A.           The Corporation.  The Corporation is a public company registered with the Securities and Exchange Commission, which files periodic reports with the Commission pursuant to the requirements of Sections 13 or 15(d) under the Securities Exchange Act of 1934 (the “Exchange Act”) (Commission File No. 000-26287), whose shares are traded on the NASDAQ Global Market under the symbol “TOFC.” The Corporation’s subsidiary is Tower Bank and Trust company (the “Bank”).

B.           Authorized and Outstanding Shares.  As of the date hereof, the Corporation has 6,000,000 authorized common shares with no par value (the “Common Shares”), of which 4,090,432 shares are outstanding. In addition, there are 383,391 Common Shares underlying outstanding options, and underlying our Series A Convertible Preferred Stock issued on September 25, 2009 (“Series A Preferred”). We have 4,000,000 preferred shares authorized and 18,300 of these shares are outstanding and designated as Series A Preferred. The Series A Preferred is non-voting and was issued at a price of $100.00 per share. The Series A Preferred is convertible into Common Shares at a conversion price of $6.02 per share of common stock.

C.           The Offering.  The Corporation intends to sell up to 600,000 Common Shares at a price equal to 90% of the closing market price on the day of Closing (the “Offering”), and the Investor intends to purchase from the Corporation the number of Common Shares indicated on the signature page hereof (collectively, the “Purchased Securities”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

Purchase and Closing

1.1	Purchase.

(a)           Subscription.  The Investor hereby irrevocably subscribes to purchase the number of Purchased Securities indicated on the signature page hereof for a period of thirty (30) days from the subscription date, but in no case extending beyond September 30, 2010, in accordance with the terms of this Subscription Agreement (the “Purchase”). To effect such subscription, the Investor shall deliver an executed counterpart of this Agreement, including all Annexes hereto, to the Corporation or its authorized representative.

(b)           Payment.  Together with delivery of an executed counterpart of this Agreement, the Investor shall deliver and pay in full the aggregate purchase price for the Purchased Securities specified on the signature page hereof (the “Payment”) in United States funds, to the Corporation, in the form of an immediately available wire transfer or by certified check.

(c)           Escrow.  All proceeds of this Offering will be held until the Minimum Offering amount of $2,000,000 has been raised and the Federal Reserve Bank of Chicago (“Federal Reserve”) has approved John V. Tippmann, Sr. (“Tippmann”) and Keith E. Busse (“Busse”) to hold in excess of 9.99% of the Corporation’s common stock.

(d)           Acceptance.  This Agreement shall be effective immediately upon acceptance by the Corporation of the Investor’s executed counterpart of this Agreement and shall thereupon be binding upon the Corporation. Such acceptance by the Corporation shall be evidenced only by counter-execution and delivery of this Agreement by the Corporation, and the Corporation shall have no obligation hereunder until the Corporation shall have executed and delivered to the Investor an executed counterpart of this Agreement. The Investor acknowledges and agrees that the Corporation, in its sole discretion, reserves the right to accept or reject the Purchase, in whole or in part; provided, however, that if the Corporation rejects the Purchase by notice to the Investor, such rejection shall serve as a termination of this Agreement, and the Investor shall have no further rights or obligations under this Agreement.

(e)           Termination.

(1)
This Agreement may not be terminated by the Investor at any time following the Investor’s delivery of an executed counterpart of this Agreement to the Corporation (even if the Corporation has not yet accepted or rejected the Purchase).

(2)
Notwithstanding the foregoing, this Agreement may be terminated by either the Corporation or the Investor upon written notice to the other if the Closing shall not have occurred on or before September 30, 2010.

(3)
In the event of termination of this Agreement as provided in Section 1.1(d) or (e), (i) this Agreement shall forthwith become void, and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any willful breach of this Agreement, and (ii) the Corporation shall promptly return any previously delivered Payment to the Investor, without interest.

1.2	Closing.

(a)           On the terms and subject to the conditions set forth in this Agreement, the closing of the Purchase (the “Closing”) will take place at the corporate offices of the Corporation on June 30, 2010 or as soon as practicable thereafter, but in no event later than September 30, 2010, or at such other place, time and date as shall be agreed between the Corporation and the Investor. The time and date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” All Closing proceeds will be held in escrow pursuant to the Escrow Agreement attached as Annex F to the Memorandum.

(b)           Upon the release of the Offering proceeds from escrow, the Corporation will deliver to the Investor the Purchased Securities, as evidenced by a certificate dated the Closing Date and bearing appropriate legends as hereinafter provided for, registered on the books and records of the Corporation in such Investor’s name.

ARTICLE II

Disclosures and Representations and Warranties;

2.1	Disclosure.

“Previously Disclosed” means (i) information contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009 filed on March 30, 2010 with the  Securities and Exchange Commission (“SEC”); and all other reports and forms filed with the SEC under Sections 13(a), 14(a) or 15(d) of the Exchange Act, prior to the execution and delivery of this Agreement (collectively, the “SEC Filings”) and (ii) information included in the Company’s June 1, 2010 Confidential Summary Private Placement Memorandum (“Memorandum”).

2.2           Representations and Warranties of the Corporation. Each party acknowledges that it is not relying upon any representation or warranty not set forth in this Agreement. The Investor acknowledges that it has conducted a review and analysis of the business, assets, condition, operations and prospects of the Corporation and the Bank, together with the representations and warranties of the Corporation set forth in this Agreement, which the Investor considers sufficient for purposes of the Purchase. The Corporation represents and warrants to the Investor that as of the date hereof and the Closing Date (or such other date specified herein):

(a)           Organization and Authority. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with corporate power and authority to own its properties and conduct its business in all material respects as currently conducted;

(b)           Capitalization.

(1)	As of the date hereof, the authorized and outstanding capital stock of the Corporation is as set forth in Recital B.

(2)
All of the outstanding shares of capital stock of the Corporation have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights, resale rights, rights of first refusal or similar rights.

(3)
Except for the 383,391 Common Shares which underlie outstanding options and our Series A Preferred, there are no options, warrants or other rights, agreements, arrangements or commitments to which the Corporation is a party or by which the Corporation is bound relating to the issued or unissued Common Shares of the Corporation.

(c)           The Purchased Securities. The Purchased Securities will be, as of the Closing Date, duly authorized by all necessary corporate action on the part of the Corporation and, when issued and delivered as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable, and the issuance thereof will not be subject to any preemptive or similar rights.

(d)           Authorization and Enforceability of Agreement. The Corporation has the corporate power and authority to execute and deliver this Agreement to which it is a party and to carry out its obligations hereunder and thereunder (which includes the issuance of the Purchased Securities). The execution, delivery and performance by the Corporation of this Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Corporation and its shareholders, and no further approval or authorization is required on the part of the Corporation or its shareholders. This Agreement will be valid and binding obligations of the Corporation enforceable against the Corporation in accordance with their respective terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.3           Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Corporation that as of the date hereof and the Closing Date:

(a)           Organization and Authority. The Investor (i) is a natural person, or (ii) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own its properties and conduct its business as currently conducted.

(b)           Authorization and Enforceability of This Agreement. The Investor has the requisite power and authority to execute and deliver this Agreement to which it is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Investor, and no further approval or authorization is required on the part of the Investor. This Agreement will be valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms.

(c)           Other Representations and Warranties of the Investor.

The Investor:

(1)
understands that the Purchased Securities have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or (without limitation on the restrictions set forth in Article IV) unless an exemption from registration is available;

(2)
understands that the Corporation has no obligation or intention to register any Purchased Securities for resale or transfer under the Act or any state securities laws or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the Act) which would make available any exemption from the registration requirements of any such laws;

(3)
understands that the Purchased Securities are and will be “restricted securities” under applicable federal securities law and that the Securities Act and the rules of the SEC, as well as applicable state securities laws, provide in substance that Investor may dispose of the Purchased Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom. Under Rule 144 of the Securities Act, as currently in effect, a person may not sell any of the Purchased Securities until six (6) months have elapsed from the date of sale, and even after six (6) months, further restrictions and requirements may apply.  An Investor will not sell or otherwise dispose of any of the Purchased Securities, except in compliance with all of the requirements of Section 4.1;

(4)
is acquiring the Purchased Securities pursuant to an exemption from registration under the Securities Act, and represents and warrants that the Purchased Securities being acquired will be acquired for the undersigned’s own account without a view to public distribution or resale and that the undersigned has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Purchased Securities or any portion thereof to any other person;

(5)	confirms that all information that the Investor has provided to the Corporation concerning the Investor in this Agreement or otherwise is correct and complete;

(6)
is an Accredited Investor (as that term is defined in Rule 501 under the Securities Act) and has certified to the Corporation the basis for qualifying as an Accredited Investor by completing an Accredited Questionnaire as set forth at Annex B of the Memorandum;

(7)
has conducted a review of the business and affairs of the Corporation and the Bank that it considers sufficient and reasonable for purposes of making the Purchase; and is familiar with and understands the terms, risks and merits of the proposed business of the Corporation and the Bank, and of an investment in the Purchased Securities. Investor has such knowledge, skill and experience in financial, business and investment matters generally, or concerning the financial, business and operations of the Corporation and the Bank, is capable of evaluating the terms, risks and tax and legal merits of the proposed business of the Corporation and the Bank and of an investment in the Purchased Securities offered hereby;

(8)
has had the opportunity to review the Memorandum and all SEC Filings and has had the opportunity to ask questions of and receive answers from representatives of the Corporation concerning the terms and conditions of the Purchase and to obtain any additional information that the Corporation possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information contained in the Memorandum or the SEC Filings;

(9)
acknowledges and understands that certain information relating to periodic reviews and/or examinations of the Bank conducted by the Federal Reserve  and the Indiana Department of Financial Institutions (“IDFI”) including, but not limited to, the Bank’s scores, findings and results may not be disclosed by the Corporation or the Bank under any condition, whether known or unknown. Investor acknowledges and understands that such undisclosed material may be information that would be deemed material by the Investor. Investor also acknowledges and understands that certain other investors will have access to such material by virtue of being members of the Corporation’s Board of Directors;

(10)	has not relied on any representation or warranty in connection with the Purchase other than those contained in this Agreement;

(11)
acknowledges that neither the Corporation nor any other person has offered to sell the Purchased Securities to Investor by means of any form of general advertising or solicitation, such as media advertising, seminars, or mass mailings, whether by regular mail or e-mail;

(12)
represents and warrants that (i) if an individual, the undersigned is at least twenty-one years of age; (ii) if an individual, the undersigned is a citizen of the United States; (iii) the undersigned has adequate means of providing for the undersigned’s current needs and personal contingencies; (iv) the undersigned has no need for liquidity in the undersigned’s investments; (v) the undersigned maintains the undersigned’s principal residence at the address shown below; (vi) all investments in and commitments to non-liquid investments are, and after the purchase of Purchased Securities will be, reasonable in relation to the undersigned’s net worth and current needs; and (vii) any financial information that is provided herewith by the undersigned, or is subsequently submitted by the undersigned at the request of the Corporation, does or will accurately reflect the undersigned’s financial condition with respect to which the undersigned does not anticipate any material adverse change;

(13)
agrees that the Corporation may present the information contained herein to the Corporation as they deem appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration including, but not limited to, Rule 506 of Regulation D; or any state securities statutes or regulations or if the contents are relevant to any issue in any action, suit or proceeding;

(14)	has or will have available funds to make the Purchase on the terms and conditions contemplated by this Agreement;

(15)
acknowledges that the Investor has been encouraged to rely upon the advice of the Investor’s own legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of Purchased Securities and has been offered, during the course of discussions concerning the purchase of Purchased Securities, the opportunity to ask such questions and inspect such documents concerning the Corporation and the Bank’s business affairs as the Investor has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied; and

(16)
understands and acknowledges that unless expressly set forth in this Agreement, nothing in this Agreement shall supersede the provisions of the Confidentiality and Non-Disclosure Agreement, entered into between the Corporation and the Investor, previously (“Confidentiality Agreement”).

ARTICLE III

Covenants

3.1           Expenses.  Each of the parties hereto will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under this Agreement, including fees and expenses of its own financial or other consultants, accountants and counsel.

 3.2          Public Announcement. No public release or announcement concerning the transactions contemplated hereby shall be issued by the Investor. The Corporation shall use commercially reasonable efforts to file with the SEC, as promptly as practicable after counter-execution and delivery of this Agreement by the Corporation, but no later than the time required by SEC Form 8-K, the material terms of this Agreement.

3.3           Further Assurances. Within three days of receipt of a written request from the Corporation, the Investor agrees to provide such information relevant to the Purchase and to execute and deliver such documents as the Corporation determines in good faith to be necessary or advisable to comply with any and all laws, regulations and ordinances to which the Corporation is subject.

ARTICLE IV

Restrictions on Transfer

4.1           Transfer Restrictions.

(a)           Restrictions on Transfer.  The Investor shall not directly or indirectly, transfer, sell, assign, pledge, convey, hypothecate or otherwise encumber or dispose of (collectively, “Transfer”), any of the Purchased Securities.

(b)           Permitted Transfers. Notwithstanding Section 4.1(a), the Investor and Permitted Transferees (as hereinafter defined) shall be permitted to Transfer any Purchased Securities:

(1)	at any time a Registration Statement shall be effective and in compliance with the Securities Act and usable for resale of the Purchased Securities; or

(2)
if in compliance with Rule 144 under the Securities Act; provided that, if the Investor is an Affiliate of the Corporation or has been an Affiliate of the Corporation during the three months preceding the date of such Transfer, any such Transfer shall be subject to approval by the Corporation in its sole discretion, which approval may be conditioned on the receipt by the Corporation or its agents or representatives of such information, documentation, opinions or assurances or other agreements as the Corporation may determine in its sole discretion to be necessary or advisable.  For purposes of this Section 4.1(b)(2), Affiliate means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

4.2           Legend. The Investor agrees that all certificates or other instruments representing Purchased Securities will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AS PERMITTED BY, AND IN ACCORDANCE WITH, THE SUBSCRIPTION AGREEMENT, BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, IN A TRANSACTION COMPLYING WITH RULE 144 UNDER SUCH ACT AND AN EXEMPTION UNDER SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID SUBSCRIPTION AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SUBSCRIPTION AGREEMENT, AND THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

ARTICLE V

Miscellaneous

 5.1          Survival. The representations and warranties of the Corporation contained in this Agreement shall not survive after the Closing Date, at which time such representations and warranties shall expire. The representations and warranties of the Investor contained in this Agreement shall survive until the date two years after the Closing Date, at which time such representations and warranties shall expire.

5.2           Interpretation. When a reference is made in this Agreement to “Recitals,” “Articles,” or “Sections,” such reference shall be to a Recital, Article or Section of this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “contained in” shall be deemed to mean “set forth in or incorporated by reference into,” and the words “contain” and “contains” shall have corresponding meanings. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation including any successor to the section.

5.3           Amendment. No amendment of any provision of this Agreement will be effective unless made in writing and signed by an officer of a duly authorized representative of each party.

5.4           Waiver of Conditions. The conditions to the Corporation’s obligation to consummate the Purchase are for the sole benefit of the Corporation and may be waived by the Corporation in whole or in part to the extent permitted by applicable law. No waiver will be effective unless it is in a writing signed by a duly authorized officer of the Corporation that makes express reference to the provision or provisions subject to such waiver.

5.5           Counterparts and Facsimile. This Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or electronically scanned, and such facsimiles or electronic scans will be deemed as sufficient as if actual signature pages had been delivered.

5.6           Governing Law; Submission to Jurisdiction, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana applicable to contracts made and to be performed entirely within such State. In connection with any dispute, controversy or claim arising out of or relating to this Agreement, or the validity, interpretation, breach or termination of this Agreement, including claims seeking redress or asserting rights under any law, each of the parties hereto agrees (i) to submit to the personal jurisdiction of the State or Federal courts in Allen County, Indiana, (ii) that exclusive jurisdiction and venue shall lie in the State or Federal courts in Allen County, Indiana and (iii) that notice may be served upon such party at the address and in the manner set forth for such party in Section 5.7.

5.7           Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)           If to the Investor, to the person and the address indicated on the signature page to this Agreement.

(b)           If to the Corporation:

Tower Financial Corporation
Attn:  Michael D. Cahill, President/CEO
116 East Berry Street
Fort Wayne, Indiana 46802
Telephone:  (260) 427-7013
Facsimile:  (260) 427-7180

with a copy to:

Barrett & McNagny, LLP
Attn:  Samuel J. Talarico, Jr.
215 East Berry Street
Fort Wayne, IN 46802
Telephone:  (260) 423-9551
Facsimile:  (260) 423-8920

5.8           Entire Agreement. This Agreement, executed and delivered on the date hereof and the Confidentiality and Non-Disclosure Agreement, entered into between the Corporation and the Investor, constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof, and

5.9           Assignment.  This Agreement will not be assignable by any party without the prior written consent of the other party (any attempted assignment in contravention hereof being null and void ab initio).

5.10        Confidentiality.  The Investor agrees to treat all confidential information provided by the Corporation in connection with the transactions contemplated by this Agreement as proprietary information under the confidentiality provisions of the aforementioned Confidentiality Agreement.

5.11        Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.

5.12         No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the Corporation and the Investor, any benefits, rights, or remedies.

In Witness Whereof, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

Tower Financial Corporation

By:
Name:
Title:

INVESTOR:

Address:

By:
Name:
Title:

Common Shares Subscribed For:
(Initial)

Aggregate Purchase Price Delivered Herewith:	$
(Initial)